Exhibit 10.3

SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 29th day of March, 2022, by and between SILICON VALLEY BANK, a California corporation (“Bank”) and CARDIOVASCULAR SYSTEMS, INC., a Delaware corporation (“Borrower”).
Recitals
A.    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of March 31, 2017, as amended by that certain First Amendment to Loan and Security dated as of March 26, 2020 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
    Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.Amendments to Loan Agreement.
2.1Section 2.4 (Interest Rate). Subsection (a) of Section 2.4 is deleted in its entirety and replaced with the following:
“    (a)    Interest Rate. Subject to Section 2.4(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (i) zero percent (0.00%) and (ii) Prime Rate minus three quarters of one percent (0.75%), which interest rate shall be payable monthly in accordance with Section 2.4(d) below.”

2.2Section 2.5 (Fees). Subsection (b) of Section 2.5 is deleted in its entirety and replaced with the following:
“    (b)    Termination Fee. Upon termination of this Agreement or the termination of the Revolving Line for any reason prior to the date that is fifteen (15) days prior to the Revolving Line Maturity Date, in addition to the payment of any other amounts then-owing, a termination fee in an amount equal to one and one half of one percent (1.50%) of the Revolving Line; provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from Bank;”

2.3Section 6.2 (Financial Statements, Reports, Certificates). Subsection (b) of Section 6.2 is deleted in its entirety and replaced with the following:
“(b)    Account Receivable/Accounts Payable Reports. For any month in which Obligations were outstanding under the Revolving Line, within thirty (30) days after the end of such month, (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (C) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, Deferred Revenue report, and general ledger;”
2.4Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are deleted in their entirety and replaced with the following:
“    “Revolving Line Maturity Date” is March 31, 2023.”

2.5Exhibit B (Compliance Certificate). The Compliance Certificate appearing as Exhibit B to the Loan Agreement is deleted in its entirety and replaced with the Compliance Certificate attached as Schedule 1 attached hereto.
3.Limitation of Amendments.
3.1Subject to Section 5 hereof, the amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended (including, without limitation, pursuant to the Updated Perfection Certificate), are hereby ratified and confirmed and shall remain in full force and effect.
4.Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.Updated Perfection Certificate. Borrower has delivered an updated Perfection Certificate dated as of March 29, 2022 (the “Updated Perfection Certificate”), which Updated Perfection Certificate shall supersede in all respects that certain Perfection Certificate dated as of March 26, 2020 delivered by Borrower to Bank. Borrower and Bank acknowledge and agree that all references in the Loan Agreement to the “Perfection Certificate” or the Perfection Certificate as existing on the Effective Date shall hereinafter be deemed to be a reference to the Updated Perfection Certificate as existing as of the date hereof. Bank acknowledges that the Updated Perfection Certificate references events to occur after the date hereof and that such events shall be permitted under the Loan Agreement as of the date or dates such events occur.

6.Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
7.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
8.Right of Set-Off. In consideration of Bank’s agreement to enter into this Amendment, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
9.Effectiveness. As a condition precedent to the effectiveness of this Amendment and the Bank’s obligation to make further Advances under the Revolving Line, Bank shall have received the following documents prior to or concurrently with this Amendment, each in form and substance reasonably satisfactory to Bank:
9.1this Amendment and the Updated Perfection Certificate duly executed on behalf of Borrower;
9.2a good standing certificate of Borrower, certified by the jurisdiction of formation of Borrower, dated as of a date no earlier than thirty (30) days prior to the date hereof;
9.3certified copies, dated as of a recent date, of financing statement and other lien searches of Borrower, which shall be obtained by Bank, accompanied by written evidence (including any Uniform Commercial Code termination statements) that the Liens revealed in any such searched either (i) will be terminated prior to or in connection with this Amendment, or (ii) will constitute Permitted Liens;
9.4evidence reasonably satisfactory to Bank that the insurance policies required pursuant to Section 6.7 of the Loan Agreement are in full force and effect;
9.5Borrower’s payment of Bank’s reasonable and documented legal fees and expenses incurred in connection with this Amendment;

9.6evidence reasonably satisfactory to Bank that the insurance endorsements required by Section 6.7 of the Loan Agreement are in full force and effect; and
9.7such other documents as Bank may reasonably request to effectuate the terms of this Amendment.
10.Audit. Prior to the first Advance after the date hereof, Bank shall conduct an inspection of Borrower’s Accounts, the Collateral, and Borrower’s Books, with results satisfactory to Bank in its sole and absolute discretion.
11.Post-Closing Requirement. Within sixty (60) days after the date hereof or such later date as approved by Bank, Borrower shall deliver or cause to be delivered to Bank a duly executed Securities Account Control Agreement with SVB Asset Management and U.S. Bank, N.A. Failure to comply with the foregoing requirement within the time period noted shall constitute an Event of Default for which no grace or cure period shall apply.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ Brian Powers	By:	/s/ Jeffrey Points
Name:	Brian Powers	Name:	Jeffrey Points
Title:	Director	Title:	Chief Financial Officer

Schedule 1

EXHIBIT B
COMPLIANCE CERTIFICATE
TO:    SILICON VALLEY BANK                Date:
FROM: CARDIOVASCULAR SYSTEMS, INC.
The undersigned authorized officer of Cardiovascular Systems, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required		Complies

Monthly financial statements with Compliance Certificate*	Monthly within 30 days		Yes No
Quarterly financial statements with Compliance Certificate	Quarterly within 30 days		Yes No
Annual financial statements (CPA Audited) + CC	FYE within 120 days		Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC		Yes No N/A
A/R & A/P Agings, Deferred Revenue reports*	Monthly within 30 days		Yes No
Borrowing Base Reports*	Monthly within 30 days		Yes No
Board approved projections	FYE within 30 days		Yes No

Financial Covenants**	Required	Actual	Complies
Minimum Liquidity; or	$10,000,000	$	Yes No
Minimum Adjusted EBITDA	$1,000,000	$	Yes No
    *For any month in which Obligations were outstanding under the Revolving Line
**Tested when there are Obligations outstanding and prior to each Advance

Streamline Period	Applies

Adjusted Quick Ratio > 1.25:1.00	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)
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Cardiovascular Systems, Inc.	BANK USE ONLY

Received by:
AUTHORIZED SIGNER
By:
Name:	Date:
Title:	Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes No

SCHEDULE 1 TO COMPLIANCE CERTIFICATE
FINANCIAL COVENANTS OF BORROWER
In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.
I.    Minimum Liquidity (Section 6.9(a))
Required:    Borrower shall maintain Liquidity (assuming that a Streamline Period is not in effect for purposes of calculating the Availability Amount) at all times, to be certified to Bank as of the last day of each month (or, if being measured in connection with the making of an Advance, calculated immediately prior to the making of such Advance) of at least Ten Million Dollars ($10,000,000).
Actual:

A.	Unrestricted cash and Cash Equivalents of Borrower maintained at Bank or Bank’s Affiliates	$________
B.	Availability Amount	$________
C.	Liquidity (line A plus line B)	$________

Is line C equal to or greater than $10,000,000?

      No, not in compliance                          Yes, in compliance

II.    Minimum Adjusted EBITDA (Section 6.9(b))
Required:    Borrower shall achieve, measured on a trailing three (3) month basis as of the last day of each month (or, if being measured in connection with the making of an Advance, calculated as of the last day of the month immediately preceding the request for such Advance), Adjusted EBITDA of at least One Million Dollars ($1,000,000).
Actual:

A.	Net Income	$________
B.	To the extent included in the determination of Net Income
	1. The provision for income taxes	$________
	2. Depreciation expense	$________
	3. Amortization expense	$________
	4. Interest Expense	$________
	5. Non-cash stock compensation expense	$________
	6. The sum of lines 1 through 5	$________
C.	Unfinanced Capital Expenditures	$________
D.	Adjusted EBITDA (line A plus line B minus line C)	$________
Is line D equal to or greater than $1,000,000?

      No, not in compliance                          Yes, in compliance

1

FOR PURPOSES OF THE STREAMLINE PERIOD AND CALCULATING THE ADJUSTED QUICK RATIO
Adjusted Quick Ratio
Required:    1.25:1.00
Actual:

A.	Aggregate value of the unrestricted and unencumbered cash and Cash Equivalents of Borrower maintained with Bank or Bank’s Affiliates	$________
B.	Aggregate value of the net billed accounts receivable of Borrower	$________
C.	Quick Assets (the sum of line A plus line B)	$________
D.	Aggregate value of Obligations to Bank	$________
E.	Without duplication of line D, the aggregate value of liabilities of Borrower (including all Indebtedness) that matures within one (1) year	$________
F.	Current Liabilities (the sum of line D plus line E)	$________
G.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$________
H.	Line F minus line G	$________
I.	Adjusted Quick Ratio (line C divided by line H)

Is line I equal to or greater than 1.25:1:00?

      No, Streamline Period not in effect                  Yes, Streamline Period in effect

2